EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03787,333-03789, 333-64961, 333-96161,
333-42484 and 333-69720)of Southwestern Energy Company, of our report dated September 12, 2002 relating to the financial statements of Southwestern Energy Company, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP


Tulsa, Oklahoma
September 24, 2002